Exhibit 4.03

COLLATERAL AGREEMENT

among

LEHMAN BROTHERS HOLDINGS INC.

and

THE BANK OF NEW YORK,

as Collateral Agent and Securities Intermediary

and

U.S. BANK NATIONAL ASSOCIATION,

as Stock Purchase Contract Agent

Dated as of May 17, 2007

TABLE OF CONTENTS

		Page

ARTICLE I

DEFINITIONS

Section 1.1.	Definitions	2

ARTICLE II

PLEDGE

Section 2.1.	Pledge	7
Section 2.2.	Control	7
Section 2.3.	Termination	7

ARTICLE III

DISTRIBUTIONS ON PLEDGED COLLATERAL

Section 3.1.	Income and Distributions.	8
Section 3.2.	Payments Following Termination Event	8
Section 3.3.	Payments Prior to or on Stock Purchase Date	8
Section 3.4.	Payments to Stock Purchase Contract Agent	9
Section 3.5.	Assets Not Properly Released	9

ARTICLE IV

CONTROL

Section 4.1.	Establishment of Collateral Account	10
Section 4.2.	Treatment as Financial Assets	10
Section 4.3.	Sole Control by Collateral Agent	10
Section 4.4.	Securities Intermediary’s Location	10
Section 4.5.	No Other Claims	11
Section 4.6.	Investment and Release	11
Section 4.7.	Statements and Confirmations	11
Section 4.8.	Tax Allocations	11
Section 4.9.	No Other Agreements	11
Section 4.10.	Powers Coupled with an Interest	11
Section 4.11.	Waiver of Lien; Waiver of Set-off	11

ARTICLE V

INITIAL DEPOSIT; CREATION OF TREASURY MCAPS
AND RECREATION OF NORMAL MCAPS

Section 5.1.	Initial Deposit of Trust Preferred Securities	13
Section 5.2.	Creation of Treasury MCAPS	13

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ii

Section 10.3.	Execution of Amendments	30
Section 10.4.	Effect of Amendments	30
Section 10.5.	Reference of Amendments	30

ARTICLE XI

MISCELLANEOUS

Section 11.1.	No Waiver	31
Section 11.2.	Governing Law; Submission to Jurisdiction	31
Section 11.3.	Notices	31
Section 11.4.	Successors and Assigns	31
Section 11.5.	Counterparts	32
Section 11.6.	Severability	32
Section 11.7.	Expenses, Etc.	32
Section 11.8.	Security Interest Absolute	32
Section 11.9.	Notice of Termination Event	33
Section 11.10.	Incorporation by Reference	33

EXHIBITS:

EXHIBIT A – Instruction from Stock Purchase Contract Agent to Collateral Agent (Creation of Treasury MCAPS)

EXHIBIT B – Instruction from Collateral Agent to Securities Intermediary (Creation of Treasury MCAPS)

EXHIBIT C – Instruction from Stock Purchase Contract Agent to Collateral Agent (Recreation of Normal MCAPS)

EXHIBIT D – Instruction from Collateral Agent to Securities Intermediary (Recreation of Normal MCAPS)

EXHIBIT E – Notice of Settlement with Treasury Securities from Collateral Agent to Stock Purchase Contract Agent

EXHIBIT F – Instruction to Collateral Agent Regarding Remarketing

EXHIBIT G – Instruction to Collateral Agent Regarding Withdrawal From Remarketing

EXHIBIT H – Notice of Occurrence of Termination Event

SCHEDULES:

SCHEDULE I - Reference Dealers

SCHEDULE II – Contact Persons for Confirmation

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COLLATERAL AGREEMENT dated as of May 17, 2007 among Lehman Brothers Holdings Inc., a Delaware corporation (the “Company”), The Bank of New York, as collateral agent (in such capacity, the “Collateral Agent”), and as securities intermediary (as defined in Section 8-102(a)(14) of the UCC) with respect to the Collateral Account (in such capacity, the “Securities Intermediary”), and U.S. Bank National Association, as stock purchase contract agent and as attorney-in-fact of the Holders from time to time of the Mandatory Capital Advantaged Preferred Securities (“MCAPS”SM) (in such capacity, the “Stock Purchase Contract Agent”) under the Stock Purchase Contract Agreement.

RECITALS

WHEREAS, the Company and the Stock Purchase Contract Agent are parties to the Stock Purchase Contract Agreement dated as of the date hereof (as modified and supplemented and in effect from time to time, the “Stock Purchase Contract Agreement”), pursuant to which 1,000,000 Normal MCAPS will be issued.

WHEREAS, each Normal MCAPS consists of a unit comprised of (a) a stock purchase contract (a “Stock Purchase Contract”) pursuant to which the Holder will purchase from the Company on the Stock Purchase Date, for an amount equal to $1,000 (the “Stated Amount”), one depositary share of the Company (a “Depositary Share”), representing 1/100th of a share of the Company’s Non-Cumulative Perpetual Preferred Stock, Series H, $100,000 liquidation preference per share, (the “Preferred Stock”), and (b) a Trust Preferred Security.

WHEREAS, pursuant to the terms of the Stock Purchase Contract Agreement and the Stock Purchase Contracts, the Holders of the MCAPS have irrevocably authorized the Stock Purchase Contract Agent, as attorney-in-fact of such Holders, among other things, to execute and deliver this Agreement on behalf of such Holders and to grant the pledge provided herein of the Collateral to secure the Obligations.

NOW, THEREFORE, the Company, the Collateral Agent, the Securities Intermediary and the Stock Purchase Contract Agent agree as follows:

ARTICLE I

DEFINITIONS

Section 1.1.            Definitions.

For all purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires:

(a)    the terms defined in this Article have the meanings assigned to them in this Article and include the plural as well as the singular, and nouns and pronouns of the masculine gender include the feminine and neuter genders;

(b)    the words “herein,” “hereof” and “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular Article, Section, Exhibit or other subdivision;

(c)    the following terms which are defined in the UCC shall have the meanings set forth therein: “Certificated Security,” “Control,” “Financial Asset,” “Entitlement Order,” “Securities Account” and “Security Entitlement”;

(d)    capitalized terms used herein and not defined herein have the meanings assigned to them in the Stock Purchase Contract Agreement; and

(e)    the following terms have the meanings given to them in this Section 1.1(e):

“Agreement” means this Collateral Agreement, as the same may be amended, modified or supplemented from time to time.

“Collateral” means the collective reference to:

(1)           the Collateral Account and all investment property and other financial assets from time to time credited to the Collateral Account and all Security Entitlements with respect thereto, including, without limitation, (A) the Trust Preferred Securities and Security Entitlements relating thereto that are a component of the Normal MCAPS from time to time (but excluding the right to receive distributions on the Trust Preferred Securities), (B) any Qualifying Treasury Securities and Security Entitlements relating thereto delivered from time to time upon creation of Treasury MCAPS in accordance with Section 5.2 hereof and (C) payments made by Holders pursuant to Section 5.6 hereof;

(2)           all Proceeds of any of the foregoing (whether such Proceeds arise before or after the commencement of any proceeding under any applicable bankruptcy, insolvency or other similar law, by or against the pledgor or with respect to the pledgor); and

(3)           all powers and rights now owned or hereafter acquired under or with respect to the Collateral.

“Collateral Account” means the Securities Account of The Bank of New York, as Collateral Agent, maintained by the Securities Intermediary and designated “The Bank of New York, as Collateral Agent of the Company, as pledgee of U.S. Bank National Association, as the Stock Purchase Contract Agent on behalf of and as attorney-in-fact for the Holders.”

“Collateral Agent” means the Person named as the “Collateral Agent” in the first paragraph of this Agreement until a successor Collateral Agent shall have become such pursuant to the applicable provisions of this Agreement, and thereafter “Collateral Agent” shall mean such Person or any subsequent successor who is appointed pursuant to this Agreement.

“Company” means the Person named as the “Company” in the first paragraph of this Agreement until a successor shall have become such pursuant to the applicable provisions of the Stock Purchase Contract Agreement, and thereafter “Company” shall mean such successor.

“Declaration of Trust” means the Amended and Restated Declaration of Trust, dated as of the date hereof, among the Company, as Sponsor, the Property Trustee, the Delaware Trustee and the Regular Trustees (each as named therein), and the several Holders (as defined therein).

“Depositary Share” has the meaning specified in the second paragraph of the recitals of this Agreement.

“Failed Remarketing” means a Final Remarketing that is not Successful.

“Final Dealer” has the meaning specified in Section 5.5(a).

“Holder” has the meaning specified in Section 1.1 of the Stock Purchase Contract Agreement, as in effect on the date hereof.

“Market Disruption Event” means (i) a general moratorium on commercial banking activities in New York declared by the relevant authorities or (ii) any material disruption of the U.S. government securities market or U.S. federal funds-transfer systems, written notification of which shall have been given to the Collateral Agent by any of the Regular Trustees.

“Obligations” means, with respect to each Holder, all obligations and liabilities of such Holder under such Holder’s Stock Purchase Contract, the Stock Purchase Contract Agreement and this Agreement or any other document made, delivered or given in connection herewith or therewith, in each case whether on account of principal, interest (including, without limitation, interest accruing before and after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to such Holder, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding), fees, indemnities, costs, expenses or otherwise (including, without limitation, all fees and disbursements of counsel to the Company or the Collateral Agent or the Securities Intermediary that are required to be paid by the Holder pursuant to the terms of any of the foregoing agreements).

“Permitted Investments” means any one of the following, in each case maturing on the Business Day following the date of acquisition:

(1)           any evidence of indebtedness with an original maturity of 365 days or less issued, or directly and fully guaranteed or insured, by the United States of America or any agency or instrumentality thereof (provided that the full faith and credit of the United States of America is pledged in support of the timely payment thereof or such indebtedness constitutes a general obligation of it);

(2)           deposits, certificates of deposit or acceptances with an original maturity of 365 days or less of any institution which is a member of the Federal Reserve System having combined capital and surplus and undivided profits of not less than $500 million at the time of deposit (and which may include the Collateral Agent);

(3)           investments with an original maturity of 365 days or less of any Person that are fully and unconditionally guaranteed by a bank referred to in clause (2);

(4)           repurchase agreements and reverse repurchase agreements relating to marketable direct obligations issued or unconditionally guaranteed by the United States of America or issued by any agency thereof and backed as to timely payment by the full faith and credit of the United States of America;

(5)           investments in commercial paper, other than commercial paper issued by the Company or its Affiliates, of any corporation incorporated under the laws of the United States of America or any State thereof, which commercial paper has a rating at the time of purchase at least equal to “A-1” by Standard & Poor’s Ratings Services (“S&P”) or at least equal to “P-1” by Moody’s Investors Service, Inc. (“Moody’s”); and

(6) investments in money market funds (including, but not limited to, money market funds managed by the Collateral Agent or an affiliate of the Collateral Agent) registered under the Investment Company Act of 1940, as amended, rated in the highest applicable rating category by S&P or Moody’s.

“Pledge” means the lien and security interest created by this Agreement.

“Pledged Securities” means the Pledged Trust Preferred Securities and the Pledged Treasury Securities, collectively.

“Pledged Trust Preferred Securities” means Trust Preferred Securities and Security Entitlements with respect thereto from time to time credited to the Collateral Account and not then released from the Pledge.

“Pledged Treasury Securities” means Qualifying Treasury Securities and Security Entitlements with respect thereto from time to time credited to the Collateral Account and not then released from the Pledge, together with all Qualifying Treasury Securities purchased from time to time by the Collateral Agent with the Proceeds of maturing Pledged Treasury Securities pursuant to Section 5.5.

“Preferred Stock” has the meaning specified in the second paragraph of the recitals of this Agreement.

“Proceeds” has the meaning ascribed thereto in Section 9-102(a)(64) of the UCC and includes, without limitation, all interest, dividends, cash, instruments, securities, financial assets and other property received, receivable or otherwise distributed upon the sale (including, without limitation, the Remarketing), exchange, collection or disposition of any financial assets from time to time held in the Collateral Account.

“Qualifying Treasury Securities” has the meaning specified in the Stock Purchase Contract Agreement, as in effect on the date hereof.

“Quarterly Date” means each February 28, May 31, August 31, and November 30, commencing on the later of the first such date on which Qualifying Treasury Securities are held in the Collateral Account and August 31, 2007 (or, if any such day is not a Business Day, the next succeeding Business Day).

 “Reference Dealer” means each of the U.S. government securities dealers listed on Schedule I hereto (including any successor thereto) and any other U.S. government securities dealers designated by the Collateral Agent or agent thereof (it being understood that the Collateral Agent may, but shall not be obligated, to designate any one or more such other U.S. government securities dealers); provided that if at any time fewer than three of the entities named on Schedule I are active U.S. government securities dealers and approved counterparties of The Bank of New York, any of the Regular Trustees may designate an additional U.S. government securities dealer as a Reference Dealer.

“Regular Trustee” has the meaning set forth in the Declaration of Trust, as in effect on the date hereof.

“Reset Rate” has the meaning set forth in the Indenture, as in effect on the date hereof.

“Roll Date” means, with respect to any Quarterly Date, the latest date prior to such Quarterly Date that is a maturity date of Qualifying Treasury Securities held in the Collateral Account.

“Securities Intermediary” means the Person named as the “Securities Intermediary” in the first paragraph of this Agreement until a successor Securities Intermediary shall have become such pursuant to the applicable provisions of this Agreement, and thereafter “Securities Intermediary” shall mean such Person or any subsequent successor who is appointed pursuant to this Agreement.

“Stated Amount” has the meaning specified in the second paragraph of the recitals of this Agreement.

“Stock Purchase Contract” has the meaning specified in the second paragraph of the recitals of this Agreement.

“Stock Purchase Contract Agent” means the Person named as the “Stock Purchase Contract Agent” in the first paragraph of this Agreement until a successor Stock Purchase Contract Agent shall have become such pursuant to the applicable provisions of this Agreement, and thereafter “Stock Purchase Contract Agent” shall mean such Person or any subsequent successor who is appointed pursuant to this Agreement.

“Stock Purchase Contract Agreement” has the meaning specified in the first paragraph of the recitals of this Agreement.

“Trade Date” means, with respect to each Roll Date, the Business Day immediately preceding such Roll Date.

“Trades” means the Treasury/Reserve Automated Debt Entry System maintained by the Federal Reserve Bank of New York pursuant to the Trades Regulations.

“Trades Regulations” means the regulations of the United States Department of the Treasury, published at 31 C.F.R. Part 357, as amended from time to time. Unless otherwise defined herein, all terms defined in the Trades Regulations are used herein as therein defined.

“Transfer” means (i) in the case of certificated securities in registered form, delivery as provided in Section 8-301(a) of the UCC, endorsed to the transferee or in blank by an effective endorsement, (ii) in the case of Qualifying Treasury Securities, registration of the transferee as the owner of such Qualifying Treasury Securities on Trades and (iii) in the case of Security Entitlements, including, without limitation, Security Entitlements with respect to Qualifying Treasury Securities, a securities intermediary indicating by book entry that such Security Entitlement has been credited to the transferee’s Securities Account.

“Trust” means Lehman Holdings Capital Trust VII, a Delaware statutory trust.

“UCC” means the Uniform Commercial Code as in effect in the State of New York from time to time.

“Value” means, with respect to any item of Collateral on any date, as to (1) Trust Preferred Securities, the aggregate liquidation amount thereof, and (2) Qualifying Treasury Securities, the aggregate principal amount thereof.

ARTICLE II

PLEDGE

Section 2.1.            Pledge.

Each Holder, acting through the Stock Purchase Contract Agent as such Holder’s attorney-in-fact, and the Stock Purchase Contract Agent, acting solely as such attorney-in-fact, hereby pledges and grants to the Collateral Agent, as agent of and for the benefit of the Company, a continuing first priority security interest in and to, and a lien upon and right of set-off against, all of such Person’s right, title and interest in and to the Collateral to secure the prompt and complete payment and performance when due (whether at stated maturity, by acceleration or otherwise) of the Obligations. The Collateral Agent shall have all of the rights, remedies and recourses with respect to the Collateral afforded a secured party by the UCC, in addition to, and not in limitation of, the other rights, remedies and recourses afforded to the Collateral Agent by this Agreement.

Section 2.2.            Control.

The Collateral Agent shall have control of the Collateral Account pursuant to the provisions of Article IV of this Agreement.

Section 2.3.            Termination.

As to each Holder, this Agreement and the Pledge created hereby shall terminate upon the satisfaction of such Holder’s Obligations. Upon such termination, the Collateral Agent shall, except as otherwise provided herein, instruct the Securities Intermediary to Transfer such Holder’s portion of the Collateral to the Stock Purchase Contract Agent for distribution to such Holder, free and clear of the Pledge created hereby.

ARTICLE III

DISTRIBUTIONS ON PLEDGED COLLATERAL

Section 3.1.            Income and Distributions.

The Collateral Agent shall transfer all income and distributions received by the Collateral Agent on account of the Pledged Trust Preferred Securities or Permitted Investments from time to time held in the Collateral Account (ABA No. 021-000-018, A/C No. 212825, Re: Lehman Brothers MCAPS Collateral Account Trust VII) to the Stock Purchase Contract Agent for distribution to the applicable Holders as provided in the Stock Purchase Contracts or Stock Purchase Contract Agreement.

Section 3.2.            Payments Following Termination Event.

Following a Termination Event, the Collateral Agent shall transfer all payments of liquidation amounts or principal it receives, if any, in respect of (1) the Pledged Trust Preferred Securities and (2) the Pledged Treasury Securities or Permitted Investments, to the Stock Purchase Contract Agent for the benefit of the applicable Holders for distribution to such Holders in accordance with their respective interests, free and clear of the Pledge created hereby.

Section 3.3.            Payments Prior to or on Stock Purchase Date.

(a)    Except as provided in Sections 3.3(b), 3.3(c) and 5.5 below, if no Termination Event shall have occurred, all payments of liquidation amounts or principal received by the Securities Intermediary in respect of (1) the Remarketing of the Pledged Trust Preferred Securities and (2) the Pledged Treasury Securities, shall be held and invested in Permitted Investments selected by the Company until the Stock Purchase Date, and transferred to the Company on the Stock Purchase Date as provided in Section 5.7 hereof. Any balance remaining in the Collateral Account shall be released from the Pledge and transferred to the Stock Purchase Contract Agent for the benefit of the applicable Holders for distribution to such Holders in accordance with their respective interests, free and clear of the Pledge created thereby. The Company shall instruct the Collateral Agent in writing as to the Permitted Investments in which any payments made under this Section 3.3(a) shall be invested. The Collateral Agent shall have no liability in respect of losses incurred as a result of the failure of the Company to provide timely written investment direction. The Collateral Agent may conclusively rely on any written direction and shall bear no liability for any loss or other damage based on acting or omitting to act under this Section 3.3 pursuant to any direction of the Company and neither the Collateral Agent nor the Securities Intermediary shall in any way be liable for the selection of Permitted Investments or by reason of any insufficiency in the Collateral Account resulting from any loss on any Permitted Investment included therein.

(b)    All payments of liquidation amounts or principal received by the Securities Intermediary in respect of (1) the Trust Preferred Securities and (2) the Qualifying Treasury Securities or Security Entitlements thereto, that, in each case, have been released from the Pledge pursuant hereto shall be transferred to the Stock Purchase Contract Agent for the benefit of the applicable Holders for distribution to such Holders in accordance with their respective interests.

(c)    In the event that a Remarketing is not Successful, principal payments received by the Securities Intermediary in respect of the Pledged Treasury Securities shall be invested in Qualifying Treasury Securities maturing at least one business day prior to the next Quarterly Date in a principal amount equal to the aggregate stated amount of the related Treasury MCAPS, which Qualifying Treasury Securities shall be considered Pledged Treasury Securities for the purpose of this Agreement. The Collateral Agent shall remit any remaining funds, after application of principal payments received in respect of Qualifying Treasury Securities to purchase new Qualifying Treasury Securities, to the Stock Purchase Contract Agent who shall remit such funds to the holders of the related Treasury MCAPS on a pro rata basis.

Section 3.4.            Payments to Stock Purchase Contract Agent.

The Securities Intermediary shall use commercially reasonable efforts to deliver payments to the Stock Purchase Contract Agent hereunder to the account designated by the Stock Purchase Contract Agent for such purpose not later than 12:00 p.m. (New York City time) on the Business Day such payment is received by the Securities Intermediary; provided, however, that if such payment is received by the Securities Intermediary on a day that is not a Business Day or after 11:00 a.m. (New York City time) on a Business Day, then the Securities Intermediary shall use commercially reasonable efforts to deliver such payment to the Stock Purchase Contract Agent no later than 10:30 a.m. (New York City time) on the next succeeding Business Day. Notwithstanding the foregoing, if the Securities Intermediary is required to deliver payments to the Stock Purchase Contract Agent on a Business Day that is in the next calendar year, then the Securities Intermediary shall use commercially reasonable efforts to deliver such payment to the Stock Purchase Contract Agent no later than 10:30 am (New York City time) on the immediately preceding Business Day.

Section 3.5.            Assets Not Properly Released.

If the Stock Purchase Contract Agent or any Holder shall receive any principal payments on account of financial assets credited to the Collateral Account and not released therefrom in accordance with this Agreement, the Stock Purchase Contract Agent or such Holder shall hold the same as trustee of an express trust for the benefit of the Company and, upon receipt of an Officers’ Certificate of the Company so directing, promptly deliver the same to the Securities Intermediary for credit to the Collateral Account or to the Company for application to the Obligations of the Holders, and the Stock Purchase Contract Agent and Holders shall acquire no right, title or interest in any such payments of principal amounts so received. The Stock Purchase Contract Agent shall have no liability under this Section 3.5 unless and until it has been notified in writing that such payment was delivered to it erroneously and shall have no liability for any action taken, suffered or omitted to be taken prior to its receipt of such notice.

ARTICLE IV

CONTROL

Section 4.1.            Establishment of Collateral Account.

The Securities Intermediary hereby confirms that:

(a)    Securities Intermediary has established the Collateral Account;

(b)    the Collateral Account is a Securities Account;

(c)    subject to the terms of this Agreement, the Securities Intermediary shall identify in its records the Collateral Agent as the entitlement holder entitled to exercise the rights that comprise any financial asset credited to the Collateral Account;

(d)    all property delivered to the Securities Intermediary pursuant to this Agreement or the Stock Purchase Contract Agreement, including any Permitted Investments, will be credited promptly to the Collateral Account; and

(e)    all securities or other property underlying any financial assets credited to the Collateral Account shall be (i) registered in the name of the Stock Purchase Contract Agent and endorsed to the Securities Intermediary or in blank, (ii) registered in the name of the Securities Intermediary or (iii) credited to another Securities Account maintained in the name of the Securities Intermediary. In no case will any financial asset credited to the Collateral Account be registered in the name of the Stock Purchase Contract Agent or any Holder or specially endorsed to the Stock Purchase Contract Agent or any Holder unless such financial asset has been further endorsed to the Securities Intermediary or in blank.

Section 4.2.            Treatment as Financial Assets.

Each item of property (whether investment property, financial asset, security, instrument or cash) credited to the Collateral Account shall be treated as a financial asset.

Section 4.3.            Sole Control by Collateral Agent.

Except as provided in Section 6.1, at all times prior to the termination of the Pledge, the Collateral Agent shall have sole control of the Collateral Account, and the Securities Intermediary shall take instructions and directions with respect to the Collateral Account solely from the Collateral Agent. If at any time the Securities Intermediary shall receive an entitlement order issued by the Collateral Agent and relating to the Collateral Account, the Securities Intermediary shall comply with such entitlement order without further consent by the Stock Purchase Contract Agent or any Holder or any other Person. Except as otherwise permitted under this Agreement, until termination of the Pledge, the Securities Intermediary will not comply with any entitlement orders issued by the Stock Purchase Contract Agent or any Holder.

Section 4.4.            Securities Intermediary’s Location.

The Collateral Account, and the rights and obligations of the Securities Intermediary, the Collateral Agent, the Stock Purchase Contract Agent and the Holders with respect thereto, shall be governed by the laws of the State of New York. Regardless of any provision in any other agreement, for purposes of the UCC, New York shall be deemed to be the Securities Intermediary’s jurisdiction.

Section 4.5.            No Other Claims.

Except for the claims and interest of the Collateral Agent and of the Stock Purchase Contract Agent and the Holders in the Collateral Account, as at the date of this Agreement, the Securities Intermediary (without having conducted any investigation) does not know of any claim to, or interest in, the Collateral Account or in any financial asset credited thereto. If any Person asserts any lien, encumbrance or adverse claim (including any writ, garnishment, judgment, warrant of attachment, execution or similar process) against the Collateral Account or in any financial asset carried therein, the Securities Intermediary will promptly notify the Collateral Agent and the Stock Purchase Contract Agent.

Section 4.6.            Investment and Release.

All proceeds of financial assets from time to time deposited in the Collateral Account shall be invested and reinvested as provided in this Agreement. At no time prior to termination of the Pledge with respect to any particular property shall such property be released from the Collateral Account except in accordance with this Agreement or upon written instructions of the Collateral Agent.

Section 4.7.            Statements and Confirmations.

The Securities Intermediary will promptly send copies of all statements, confirmations and other correspondence concerning the Collateral Account and any financial assets credited thereto simultaneously to each of the Stock Purchase Contract Agent and the Collateral Agent at their addresses for notices under this Agreement.

Section 4.8.            Tax Allocations.

The Stock Purchase Contract Agent shall report all items of income, gain, expense and loss recognized in the Collateral Account, to the extent such reporting is required by law, to the Internal Revenue Service authorities in the manner required by law. Neither the Securities Intermediary nor the Collateral Agent shall have any tax reporting duties hereunder.

Section 4.9.            No Other Agreements.

The Securities Intermediary has not entered into, and prior to the termination of the Pledge will not enter into, any agreement with any other Person relating to the Collateral Account or any financial assets credited thereto, including, without limitation, any agreement to comply with entitlement orders of any Person other than the Collateral Agent.

Section 4.10.          Powers Coupled with an Interest.

The rights and powers granted in this Article IV to the Collateral Agent have been granted in order to perfect its security interests in the Collateral Account, are powers coupled with an interest and will be affected neither by the bankruptcy of the Stock Purchase Contract Agent or any Holder nor by the lapse of time. The obligations of the Securities Intermediary under this Article IV shall continue in effect until the termination of the Pledge with respect to any and all Collateral.

Section 4.11.          Waiver of Lien; Waiver of Set-off.

The Securities Intermediary waives any security interest, lien or right to make deductions or set- offs that it may now have or hereafter acquire in or with respect to the Collateral Account, any financial asset credited thereto or any Security Entitlement in respect thereof. Neither the financial assets credited to the Collateral Account nor the Security Entitlements in respect thereof will be subject to deduction, set-off, banker’s lien or any other right in favor of any person other than the Company.

ARTICLE V

INITIAL DEPOSIT; CREATION OF TREASURY MCAPS
AND RECREATION OF NORMAL MCAPS

Section 5.1.            Initial Deposit of Trust Preferred Securities.

(a)    Prior to or concurrently with the execution and delivery of this Agreement, the Stock Purchase Contract Agent, on behalf of the initial Holders of the Normal MCAPS, shall Transfer to the Securities Intermediary, for credit to the Collateral Account, the Trust Preferred Securities or Security Entitlements relating thereto, and, in the case of Security Entitlements, the Securities Intermediary shall indicate by book-entry that a Securities Entitlement to such Trust Preferred Securities has been credited to the Collateral Account.

(b)    The Collateral Agent may, at any time or from time to time, in its sole discretion, cause any or all securities or other property underlying any financial assets credited to the Collateral Account to be registered in the name of the Securities Intermediary, the Collateral Agent or their respective nominees; provided, however, that unless any Trust Enforcement Event (defined in the Declaration of Trust) shall have occurred and be continuing, the Collateral Agent agrees not to cause any Trust Preferred Securities to be so re-registered.

Section 5.2.            Creation of Treasury MCAPS.

(a)    A Holder of Normal MCAPS shall have the right, at any time from and after the date of this Agreement and prior to the Successful Remarketing of the Trust Preferred Securities (except (1) on a day in February, May, August or November that is on or after the 15th day of the month through the last day of the month (or the next Business Day if the last day is not a Business Day) or (2) during the period from 3:00 p.m. (New York City time) on the second Business Day immediately preceding the beginning of any Remarketing Period until the opening of business on the Business Day immediately following the end of that Remarketing Period), on or prior to 5:00 p.m. (New York City time) to create Treasury MCAPS by substitution of Qualifying Treasury Securities or Security Entitlements with respect thereto for the Pledged Trust Preferred Securities comprising a part of all or a portion of such Holder’s Normal MCAPS by:

(i)    transferring to the Collateral Agent, for credit to the Collateral Account, Qualifying Treasury Securities or Security Entitlements with respect thereto having a Value equal to the aggregate liquidation amount of the Pledged Trust Preferred Securities to be released, accompanied by a notice, substantially in the form of Exhibit C to the Stock Purchase Contract Agreement, whereupon the Stock Purchase Contract Agent shall deliver to the Collateral Agent a notice, substantially in the form of Exhibit A hereto, (A) stating that such Holder has notified the Stock Purchase Contract Agent that such Holder has Transferred Qualifying Treasury Securities or Security Entitlements with respect thereto to the Collateral Agent for credit to the Collateral Account, (B) stating the Value of the Qualifying Treasury Securities or Security Entitlements with respect thereto Transferred by such Holder and (C) requesting that the Collateral Agent release from the Pledge the Pledged Trust Preferred Securities that are a component of such Normal MCAPS and deliver the Treasury MCAPS and Trust Preferred Securities; and

(ii)    delivering the related Normal MCAPS to the Stock Purchase Contract Agent.

Upon receipt of such notice and confirmation that Qualifying Treasury Securities or Security Entitlements with respect thereto have been credited to the Collateral Account as described in such notice,

the Collateral Agent shall instruct the Securities Intermediary by a notice, substantially in the form of Exhibit B hereto, to release such Pledged Trust Preferred Securities from the Pledge by Transfer to the Stock Purchase Contract Agent for distribution to such Holder, free and clear of the Pledge created hereby.

(b)    Upon credit to the Collateral Account of Qualifying Treasury Securities or Security Entitlements with respect thereto delivered by a Holder of Normal MCAPS and receipt of the related instruction from the Collateral Agent, the Securities Intermediary shall release such Pledged Trust Preferred Securities from the Pledge and shall promptly Transfer the same to the Stock Purchase Contract Agent for distribution to such Holder, free and clear of the Pledge created hereby.

Section 5.3.            Recreation of Normal MCAPS.

(a)    A Holder of Treasury MCAPS shall have the right, at any time from and after the date of this Agreement and prior to the Successful Remarketing of the Trust Preferred Securities (except (1) on a day in February, May, August or November that is on or after the 15th day of the month through the last day of the month (or the next Business Day if the last day is not a Business Day) or (2) during the period from 3:00 p.m. (New York City time) on the second Business Day immediately preceding the beginning of a Remarketing Period until the opening of business on the Business Day immediately the end of such Remarketing Period), on or prior to 5:00 p.m. (New York City time), to recreate Normal MCAPS by substitution of Trust Preferred Securities or Security Entitlements with respect thereto for Pledged Treasury Securities by:

(i)    transferring to the Securities Intermediary, for credit to the Collateral Account, Trust Preferred Securities or Security Entitlements with respect thereto having an aggregate liquidation amount equal to the Value of the Pledged Treasury Securities to be released, accompanied by a notice, substantially in the form of Exhibit C to the Stock Purchase Contract Agreement, whereupon the Stock Purchase Contract Agent shall deliver to the Collateral Agent a notice, substantially in the form of Exhibit C hereto, stating that such Holder has Transferred the Trust Preferred Securities or Security Entitlements with respect thereto to the Collateral Account for credit to the Collateral Account and requesting that the Collateral Agent release from the Pledge the Pledged Treasury Securities related to such Treasury MCAPS; and

(ii)    delivering the related Treasury MCAPS to the Stock Purchase Contract Agent.

Upon receipt of such notice and confirmation that Trust Preferred Securities or Security Entitlements with respect thereto have been credited to the Collateral Account as described in such notice, the Collateral Agent shall instruct the Securities Intermediary by a notice substantially in the form of Exhibit D hereto to release such Pledged Treasury Securities from the Pledge by Transfer to the Stock Purchase Contract Agent for distribution to such Holder, free and clear of the Pledge created hereby.

(b)    Upon credit to the Collateral Account of Trust Preferred Securities or Security Entitlements with respect thereto delivered by a Holder of Treasury MCAPS and receipt of the related instruction from the Collateral Agent, the Securities Intermediary shall release such Pledged Treasury Securities from the Pledge and shall promptly Transfer the same to the Stock Purchase Contract Agent for distribution to such Holder, free and clear of the Pledge created hereby.

Section 5.4.            Termination Event.

(a)    Upon receipt by the Collateral Agent of written notice from the Company or the Stock Purchase Contract Agent in the Form set forth in Exhibit H that a Termination Event has occurred, the

Collateral Agent shall release all Collateral from the Pledge and shall promptly instruct the Securities Intermediary to Transfer:

(i)    any Pledged Trust Preferred Securities or Security Entitlements with respect thereto;  and

(ii)    any Pledged Treasury Securities

to the Stock Purchase Contract Agent for the benefit of the Holders for distribution to such Holders, in accordance with their respective interests, free and clear of the Pledge created hereby.

(b)    If such Termination Event shall result from the Company’s becoming a debtor under the Bankruptcy Code, and if the Collateral Agent shall for any reason fail promptly to effectuate the release and Transfer of all Pledged Trust Preferred Securities, Pledged Treasury Securities and Proceeds of any of the foregoing, as the case may be, as provided by this Section 5.4, the Stock Purchase Contract Agent shall:

(i)    use its best efforts to obtain an opinion of a nationally recognized law firm to the effect that, notwithstanding the Company’s being the debtor in such a bankruptcy case, the Collateral Agent will not be prohibited from releasing or Transferring the Collateral as provided in this Section 5.4 and shall deliver or cause to be delivered such opinion to the Collateral Agent within ten days after the occurrence of such Termination Event, and if (A) the Stock Purchase Contract Agent shall be unable to obtain such opinion within ten days after the occurrence of such Termination Event or (B) the Collateral Agent shall continue, after delivery of such opinion, to refuse to effectuate the release and Transfer of all Pledged Trust Preferred Securities, Pledged Treasury Securities and Proceeds of any of the foregoing, as the case may be, as provided in this Section 5.4, then the Stock Purchase Contract Agent shall within fifteen days after the occurrence of such Termination Event commence an action or proceeding in the court having jurisdiction of the Company’s case under the Bankruptcy Code seeking an order requiring the Collateral Agent to effectuate the release and transfer of all Pledged Trust Preferred Securities, Pledged Treasury Securities and Proceeds of any of the foregoing, or as the case may be, as provided by this Section 5.4; or

(ii)    commence an action or proceeding like that described in Section 5.4(b)(i) hereof within ten days after the occurrence of such Termination Event.

Section 5.5.            Reinvestment of Proceeds of Pledged Treasury Securities.

(a)    At or about 11:00 A.M., New York City time, on each Trade Date, the Collateral Agent shall select at least three Reference Dealers (including at least three Reference Dealers named on Schedule I hereto or named by any of the Regular Trustees as replacements therefor who are approved counterparties of The Bank of New York) and request each of them to provide a commitment (which may be oral if promptly confirmed in writing by facsimile or e-mail), satisfactory in form to the Collateral Agent, to the effect that if selected as the Final Dealer, such Reference Dealer shall sell to the Collateral Agent, for delivery against payment on the immediately succeeding Roll Date, an aggregate principal amount of the U.S. treasury security that is the Qualifying Treasury Security on such Roll Date equal to the aggregate principal amount of Qualifying Treasury Securities held in the Collateral Account on such Trade Date. If the Collateral Agent shall have received at least two firm offers, it shall select the lowest offer and the Reference Dealer providing the lowest offer shall be the “Final Dealer”; provided that if two or more Reference Dealers have provided identical lowest offers, the Collateral Agent shall select any of these Reference Dealers as the Final Dealer in its absolute discretion. The Final Dealer shall be obligated to sell to the Collateral Agent, for Cash on the Roll Date, the aggregate principal amount of the U.S. treasury security specified in such offer. If the Collateral Agent determines that (i) a Market Disruption Event has occurred or (ii) fewer than two Reference Dealers have provided firm offers in a timely manner meeting the foregoing requirements, the steps contemplated above shall be taken on each succeeding Business Day on which the Collateral Agent determines that no Market Disruption Event has occurred until at least two Reference Dealers have provided such offers, except that the Collateral Agent shall request offers from the Reference Dealers for same day settlement. The Collateral Agent shall use reasonable care in administering the foregoing procedures and shall have no liability in connection therewith to the Issuer Trust, the Property Trustee, the Company or any other Person in the absence of gross negligence or willful misconduct. All determinations regarding whether a Market Disruption Event has occurred shall be made by the Collateral Agent in its sole discretion.

(b)    On each Roll Date (or, if no Final Dealer shall have been selected on the Trade Date, on the date that the Final Dealer is selected), the Collateral Agent shall instruct the Securities Intermediary to apply the Proceeds of the U.S. treasury securities held in the Collateral Account to the Purchase Price of the Qualifying Treasury Securities, which shall be deposited in the Collateral Account, and to apply the excess of such Proceeds over the Purchase Price of the Qualifying Treasury Securities to purchase Permitted Investments for deposit in the Collateral Account.

(c)    On each Quarterly Date, if the Qualifying Treasury Securities shall have been purchased and deposited in the Collateral Account, the Collateral Agent shall liquidate the Permitted Investments in the Collateral Account and promptly remit the Proceeds to the Stock Purchase Contract Agent for payment to each Holder of Treasury MCAPS on a pro rata basis.

Section 5.6.            Settlement with Qualifying Treasury Securities.

(a)    Upon receipt by the Collateral Agent of (1) a notice from the Stock Purchase Contract Agent promptly following the receipt by the Stock Purchase Contract Agent of a notice from a Holder of Normal MCAPS that such Holder has elected, in accordance with the procedures specified in Section 6.2 of the Stock Purchase Contract Agreement, to effect a Settlement with Qualifying Treasury Securities and (2) delivery by such Holder of Qualifying Treasury Securities having a principal amount equal to the Purchase Price under the related Stock Purchase Contracts by deposit in the Collateral Account on or prior to 5:00 p.m. (New York City time) on the first Business Day prior to the beginning of the Remarketing Period, then any securities or their proceeds received shall be paid or delivered, as the case may be, to the Company on the Stock Purchase Date in settlement of the Stock Purchase Contracts in accordance with the terms of this Agreement and the Stock Purchase Contract Agreement.

(b)    If a Holder of Normal MCAPS (i) fails to notify the Stock Purchase Contract Agent of its intention to make a Settlement with Qualifying Treasury Securities as provided in Section 6.2 of the Stock Purchase Contract Agreement or (ii) does notify the Stock Purchase Contract Agent of its intention to made a Settlement with Qualifying Treasury Securities but fails to make such delivery as required by Section 6.2 of the Stock Purchase Contract Agreement, such Holder shall be deemed to have consented to the disposition of such Holder’s Pledged Trust Preferred Securities in accordance with Section 6.2 of the Stock Purchase Contract Agreement.

(c)    As soon as practicable after 5:00 p.m. (New York City time) on the first Business Day immediately preceding the beginning of the Remarketing Period, the Collateral Agent shall deliver to the Stock Purchase Contract Agent a notice, substantially in the form of Exhibit E hereto, stating the number of Pledged Trust Preferred Securities to be remarketed in the applicable Remarketing pursuant to Section 6.2(a) of the Stock Purchase Contract Agreement.

(d)    If any Remarketing other than a Final Remarketing is not Successful, the Collateral Agent shall promptly return the Qualifying Treasury Securities or their proceeds, as the case may be, that it has received with respect to the Settlement with Qualifying Treasury Securities to the Stock Purchase Contract Agent for distribution to the Holders who elected to effect a Settlement with Qualifying Treasury Securities.

(e)    In the event of a Successful Remarketing, the Collateral Agent shall (i) instruct the Securities Intermediary to release from the Pledge such Holder’s related Pledged Trust Preferred Securities as to which such Holder has effected a Settlement with Qualifying Treasury Securities pursuant to Section 5.6(a) and (ii) instruct the Securities Intermediary to Transfer all such Pledged Trust Preferred Securities to the Stock Purchase Contract Agent for distribution to such Holder free and clear of the Pledge created hereby.

Section 5.7.            Application of Proceeds in Settlement of Stock Purchase Contracts.

(a)    If a Holder of Normal MCAPS has not elected to make an effective Settlement with Qualifying Treasury Securities by notifying the Stock Purchase Contract Agent in the manner provided for in Section 6.2  of the Stock Purchase Contract Agreement or does notify the Stock Purchase Contract Agent as provided in Section 6.2  of the Stock Purchase Contract Agreement of its intention to deliver Qualifying Treasury Securities having a principal amount equal to the Purchase Price under the related Stock Purchase Contracts but fails to make such delivery as required by Section 6.2  of the Stock Purchase Contract Agreement, such Holder shall be deemed to have elected to pay for the Depositary Shares to be issued under such Stock Purchase Contracts from the Proceeds of the Remarketing of the related Pledged Trust Preferred Securities.

In the event of a Successful Remarketing, the Collateral Agent shall, upon written instruction of the Company, instruct the Securities Intermediary to Transfer the related Pledged Trust Preferred Securities to the Remarketing Agent, upon confirmation of deposit by the Remarketing Agent of the Proceeds of such Successful Remarketing (less, to the extent permitted by the Remarketing Agreement, the Remarketing Fee) in the Collateral Account. On the Stock Purchase Date, the Collateral Agent shall, in consultation with the Stock Purchase Contract Agent, instruct the Securities Intermediary to remit a portion of the Proceeds from such Successful Remarketing equal to the aggregate liquidation amount of such Pledged Trust Preferred Securities to satisfy in full such Holder’s obligations to pay the Purchase Price to purchase the Depositary Shares under the related Stock Purchase Contracts and to remit the balance of the Proceeds from the Successful Remarketing, if any, to the Stock Purchase Contract Agent for distribution to such Holder.

In the event of a Failed Remarketing, the Collateral Agent, for the benefit of the Company, will, at the written instruction of the Company, deliver or dispose of the Pledged Trust Preferred Securities in accordance with the Company’s written instructions to satisfy in full, from any such disposition or retention, such Holders’ obligations to pay the Purchase Price for the Depositary Shares to be issued under the Stock Purchase Contracts underlying such Normal MCAPS. Thereafter, the Collateral Agent shall promptly remit the Proceeds in excess of the aggregate Purchase Price for the Depositary Shares to be issued under such Stock Purchase Contracts to the Stock Purchase Contract Agent for payment to the Holders of the Normal MCAPS to which such Trust Preferred Securities relate.

(b)    A Holder of a Treasury MCAPS shall be deemed to have elected to pay for the Depositary Shares to be issued under such Stock Purchase Contracts from the Proceeds of the related Pledged Treasury Securities. Without receiving any instruction from any Holder, the Collateral Agent shall instruct the Securities Intermediary to remit the Proceeds of the related Pledged Treasury Securities to the Company in settlement of such Stock Purchase Contracts on the Stock Purchase Date. In the event the sum of the Proceeds from the related Pledged Treasury Securities exceeds the aggregate Purchase Price of the Stock Purchase Contracts being settled thereby, the Collateral Agent shall instruct the Securities Intermediary to transfer such excess, when received, to the Stock Purchase Contract Agent for distribution to Holders of the Treasury MCAPS to which such Qualifying Treasury Securities relate.

(c)    On or prior to 5:00 p.m. (New York City time) on the second Business Day immediately preceding any beginning of a Remarketing Period, but no earlier than the Payment Date immediately preceding such date, Holders of Separate Trust Preferred Securities may elect to have their Separate Trust Preferred Securities remarketed under the Remarketing Agreement, by delivering their Separate Trust Preferred Securities along with a notice of such election, substantially in the form of Exhibit F hereto, to the Collateral Agent. Any such notice and delivery may not be conditioned upon the level at which the Reset Rate is established in the Remarketing or any other condition. The Collateral Agent shall hold Separate Trust Preferred Securities in an account separate from the Collateral Account in which the Pledged Securities shall be held. Holders of Separate Trust Preferred Securities electing to have their Separate Trust Preferred Securities remarketed will also have the right to withdraw that election by written notice to the Collateral Agent, substantially in the form of Exhibit G hereto, on or prior to 5:00 p.m. (New York City time) on the second Business Day immediately preceding the beginning of any Remarketing Period, upon which notice the Collateral Agent shall return such Separate Trust Preferred Securities to such Holder. After such time, such election shall become an irrevocable election to have such Separate Trust Preferred Securities remarketed in such Remarketing.

Promptly after 11:00 a.m. (New York City time) on the Business Day immediately preceding the beginning of any Remarketing Period, the Collateral Agent shall notify the Remarketing Agent of the aggregate liquidation amount of the Separate Trust Preferred Securities to be remarketed and deliver to the Remarketing Agent for remarketing all Separate Trust Preferred Securities delivered to the Collateral Agent pursuant to this Section 5.7(c) and not validly withdrawn prior to such date. In the event of a Successful Remarketing, after deducting the Remarketing Fee, the Remarketing Agent will remit to the Collateral Agent the remaining portion of the proceeds of such Remarketing for payment to the Holders of the remarketed Separate Trust Preferred Securities, in accordance with their respective interests. In the event of a Failed Remarketing, the Remarketing Agent will promptly return such Separate Trust Preferred Securities to the Collateral Agent for distribution to the appropriate Holders.

ARTICLE VI

PLEDGED TRUST PREFERRED SECURITIES

Section 6.1.            Voting Rights.

The Stock Purchase Contract Agent and Holder may exercise, or refrain from exercising, any and all voting and other consensual rights pertaining to the Pledged Trust Preferred Securities or any part thereof for any purpose not inconsistent with the terms of this Agreement and in accordance with the terms of the Stock Purchase Contract Agreement.

Upon receipt of any notices and other communications in respect of any Pledged Trust Preferred Securities, including notice of any meeting at which holders of the Trust Preferred Securities are entitled to vote or solicitation of consents, waivers or proxies of holders of the Trust Preferred Securities, the Collateral Agent shall use reasonable efforts to send promptly to the Stock Purchase Contract Agent such notice or communication, and as soon as reasonably practicable after receipt of a written request therefore from the Stock Purchase Contract Agent, execute and deliver to the Stock Purchase Contract Agent such proxies and other instruments in respect of such Pledged Trust Preferred Securities (in form and substance satisfactory to the Collateral Agent) as are prepared by the Company and delivered to the Collateral Agent with respect to the Pledged Trust Preferred Securities.

ARTICLE VII

RIGHTS AND REMEDIES

Section 7.1.            Rights and Remedies of the Collateral Agent.

(a)    In addition to the rights and remedies specified in Section 5.7 hereof or otherwise available at law or in equity, after an event of default (as specified in Section 7.1(b) below) hereunder, the Collateral Agent shall have all of the rights and remedies with respect to the Collateral of a secured party under the UCC (whether or not the UCC is in effect in the jurisdiction where the rights and remedies are asserted) and the Trades Regulations and such additional rights and remedies to which a secured party is entitled under the laws in effect in any jurisdiction where any rights and remedies hereunder may be asserted. Without limiting the generality of the foregoing, such remedies may include, to the extent permitted by applicable law, (1) retention of the Pledged Trust Preferred Securities or the Pledged Treasury Securities in full satisfaction of the Holders’ obligations under the Stock Purchase Contracts and the Stock Purchase Contract Agreement or (2) sale of the Pledged Trust Preferred Securities or the Pledged Treasury Securities in one or more public or private sales.

(b)    Without limiting any rights or powers otherwise granted by this Agreement to the Collateral Agent, in the event the Company is unable to make payments from amounts transferred or transferable to the Company on account of the principal payments of any Pledged Treasury Securities as provided in Article III hereof, in satisfaction of the Obligations of the Holder of the Treasury MCAPS of which such applicable Pledged Treasury Securities are a part under the related Stock Purchase Contracts, the inability to make such payments shall constitute an event of default hereunder and the Collateral Agent shall have and may exercise, with reference to such Pledged Treasury Securities any and all of the rights and remedies available to a secured party under the UCC and the Trades Regulations after default by a debtor, and as otherwise granted herein or under any other law.

(c)    Without limiting any rights or powers otherwise granted by this Agreement to the Collateral Agent, the Collateral Agent is hereby irrevocably authorized to receive and collect all payments of (i) the liquidation amount of the Pledged Trust Preferred Securities and (ii) the principal amount of the Pledged Treasury Securities, subject, in each case, to the provisions of Article III hereof, and as otherwise granted herein.

(d)    The Stock Purchase Contract Agent and each Holder of MCAPS agrees that, from time to time, upon the written request of the Collateral Agent or the Stock Purchase Contract Agent, such Holder shall execute and deliver such further documents and do such other acts and things as the Company may reasonably request in order to maintain the Pledge, and the perfection and priority thereof, and to confirm the rights of the Collateral Agent hereunder. The Stock Purchase Contract Agent shall have no liability to any Holder for executing any documents or taking any such acts requested by the Collateral Agent hereunder, except for liability for its own negligent acts, its own negligent failure to act or its own willful misconduct.

Section 7.2.            Remarketing.

The Collateral Agent shall, promptly after 11:00 a.m., New York City time, on the Business Day immediately preceding the beginning of any Remarketing Period, notify the Remarketing Agent of the aggregate liquidation amount of the Pledged Trust Preferred Securities that are to be remarketed and without any instruction from any Holder of Normal MCAPS, present the related Pledged Trust Preferred Securities to the Remarketing Agent for Remarketing. In the event of a Failed Remarketing, the Trust

Preferred Securities presented to the Remarketing Agent pursuant to this Section 7.2 for Remarketing shall be redeposited into the Collateral Account.

Section 7.3.            Successful Remarketing.

In the event of a Successful Remarketing, the Collateral Agent shall, at the direction of the Company, instruct the Securities Intermediary to (i) Transfer the Pledged Trust Preferred Securities to the Remarketing Agent upon confirmation of deposit by the Remarketing Agent of the Proceeds of such Successful Remarketing (after deducting any Remarketing Fee in accordance with the Remarketing Agreement) in the Collateral Account, (ii) apply an amount equal to the aggregate Purchase Price for the Depositary Shares to be issued under the related Stock Purchase Contracts in full satisfaction of such Holders’ obligations to pay the Purchase Price under the related Stock Purchase Contracts, and (iii) promptly remit the remaining portion of such Proceeds to the Stock Purchase Contract Agent for payment to the Holders of Normal MCAPS, in accordance with their respective interests and the Stock Purchase Contract Agreement. With respect to Separate Trust Preferred Securities, any Proceeds of such Remarketing (after deducting any Remarketing Fee in accordance with the Remarketing Agreement) attributable to the Separate Trust Preferred Securities will be remitted to the Collateral Agent for payment to the holders of Separate Trust Preferred Securities. In the event of a Failed Remarketing, the Pledged Trust Preferred Securities shall remain credited to the Collateral Account and Section 5.7 shall apply.

Section 7.4.            Substitutions.

Whenever a Holder has the right to substitute Qualifying Treasury Securities, Trust Preferred Securities or Security Entitlements for any of them, as the case may be, for financial assets held in the Collateral Account, such substitution shall not constitute a novation of the security interest created hereby.

ARTICLE VIII

REPRESENTATIONS AND WARRANTIES; COVENANTS

Section 8.1.            Representations and Warranties.

Each Holder from time to time, acting through the Stock Purchase Contract Agent as attorney-in-fact (it being understood that the Stock Purchase Contract Agent shall not be liable for any representation or warranty made by or on behalf of a Holder), hereby represents and warrants to the Collateral Agent (with respect to such Holder’s interest in the Collateral), which representations and warranties shall be deemed repeated on each day a Holder Transfers Collateral, that:

(a)    such Holder has the power to grant a security interest in and lien on the Collateral;

(b)    such Holder is the sole beneficial owner of the Collateral and, in the case of Collateral delivered in physical form, is the sole holder of such Collateral and is the sole beneficial owner of, or has the right to Transfer, the Collateral it Transfers to the Collateral Agent for credit to the Collateral Account, free and clear of any security interest, lien, encumbrance, call, liability to pay money or other restriction other than the security interest and lien granted under Article II hereof;

(c)    upon the Transfer of the Collateral to the Collateral Agent for credit to the Collateral Account, the Collateral Agent, for the benefit of the Company, will have a valid and perfected first priority security interest therein (assuming that any central clearing operation or any securities intermediary or other entity not within the control of the Holder involved in the Transfer of the Collateral, including the Collateral Agent and the Securities Intermediary, gives the notices and takes the action required of it hereunder and under applicable law for perfection of that interest and assuming the establishment and exercise of control pursuant to Article IV hereof); and

(d)    the execution and performance by the Holder of its obligations under this Agreement will not result in the creation of any security interest, lien or other encumbrance on the Collateral other than the security interest and lien granted under Article II hereof or violate any provision of any existing law or regulation applicable to it or of any mortgage, charge, pledge, indenture, contract or undertaking to which it is a party or which is binding on it or any of its assets.

Section 8.2.            Covenants.

The Holders from time to time, acting through the Stock Purchase Contract Agent as their attorney-in-fact (it being understood that the Stock Purchase Contract Agent shall not be liable for any covenant made by or on behalf of a Holder), hereby covenant to the Collateral Agent that for so long as the Collateral remains subject to the Pledge:

(a)    neither the Stock Purchase Contract Agent nor such Holders will create or purport to create or allow to subsist any mortgage, charge, lien, pledge or any other security interest whatsoever over the Collateral or any part of it other than pursuant to this Agreement; and

(b)    neither the Stock Purchase Contract Agent nor such Holders will sell or otherwise dispose (or attempt to dispose) of the Collateral or any part of it except for the beneficial interest therein, subject to the Pledge hereunder, transferred in connection with the Transfer of the MCAPS.

ARTICLE IX

THE COLLATERAL AGENT AND THE SECURITIES INTERMEDIARY

It is hereby agreed as follows:

Section 9.1.            Appointment, Powers and Immunities.

The Collateral Agent or the Securities Intermediary shall act as agent for the Company hereunder with such powers as are specifically vested in the Collateral Agent or the Securities Intermediary, as the case may be, by the terms of this Agreement. The Collateral Agent and Securities Intermediary shall:

(a)    have no duties or responsibilities except those expressly set forth in this Agreement and no implied covenants or obligations shall be inferred from this Agreement against the Collateral Agent and the Securities Intermediary, nor shall the Collateral Agent and the Securities Intermediary be bound by the provisions of any agreement by any party hereto beyond the specific terms hereof;

(b)    not be responsible for any recitals contained in this Agreement, or in any certificate or other document referred to or provided for in, or received by it under, this Agreement, the MCAPS or the Stock Purchase Contract Agreement, or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement (other than as against the Collateral Agent or the Securities Intermediary, as the case may be), the MCAPS, any Collateral or the Stock Purchase Contract Agreement or any other document referred to or provided for herein or therein or for any failure by the Company or any other Person (except the Collateral Agent or the Securities Intermediary, as the case may be) to perform any of its obligations hereunder or hereunder or for the validity, perfection, enforceability, priority or, except as expressly required hereby, maintenance of any security interest created hereunder;

(c)    not be required to initiate or conduct any litigation or collection proceedings hereunder (except pursuant to directions furnished under Section 9.2 hereof, subject to Section 9.8 hereof);

(d)    not be responsible for any action taken or omitted to be taken by it hereunder or under any other document or instrument referred to or provided for herein or in connection herewith or therewith, except for its own gross negligence or willful misconduct; and

(e)    not be required to advise any party as to selling or retaining, or taking or refraining from taking any action with respect to, any securities or other property deposited hereunder.

Subject to the foregoing, during the term of this Agreement, the Collateral Agent and the Securities Intermediary shall take all reasonable action in connection with the safekeeping and preservation of the Collateral hereunder as determined by industry standards.

No provision of this Agreement shall require the Collateral Agent or the Securities Intermediary to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder. In no event shall the Collateral Agent or the Securities Intermediary be liable for any amount in excess of the Value of the Collateral.

Section 9.2.            Instructions of the Company.

The Company shall have the right, by one or more written instruments executed and delivered to the Collateral Agent, to direct the time, method and place of conducting any proceeding for the realization of any right or remedy in connection with a Failed Remarketing, or of exercising any power conferred on the Collateral Agent, or to direct the taking or refraining from taking of any action authorized by this

Agreement; provided, however, that (i) such direction shall not conflict with the provisions of any law or of this Agreement or involve the Collateral Agent in personal liability and (ii) the Collateral Agent shall be indemnified to its satisfaction as provided herein. Nothing contained in this Section 9.2 shall impair the right of the Collateral Agent in its discretion to take any action or omit to take any action which it deems proper and which is not inconsistent with such direction. None of the Collateral Agent or the Securities Intermediary has any obligation or responsibility to file UCC financing statements.

Section 9.3.            Reliance by Collateral Agent and Securities Intermediary.

Each of the Collateral Agent and the Securities Intermediary shall be entitled, in the absence of bad faith, to rely conclusively upon any certification, order, judgment, opinion, notice or other written communication (including, without limitation, any thereof by e-mail or similar electronic means, telecopy, telex or facsimile) believed by it to be genuine and correct and to have been signed or sent by or on behalf of the proper Person or Persons (without being required to determine the correctness of any fact stated therein) and consult with and conclusively rely upon advice, opinions and statements of legal counsel and other experts selected by the Collateral Agent or the Securities Intermediary, as the case may be. As to any matters not expressly provided for by this Agreement, the Collateral Agent and the Securities Intermediary shall in all cases be fully protected in acting, or in refraining from acting, hereunder in accordance with instructions given by the Company in accordance with this Agreement. In the event any instructions are given (other than in writing at the time of the execution of the Agreement), whether in writing, by telecopier or otherwise, the Collateral Agent and the Securities Intermediary are authorized to seek confirmation of such instructions by telephone call-back to the person or persons designated on Schedule II hereto, and the Collateral Agent and the Securities Intermediary may rely upon the confirmations of anyone purporting to be the person or persons so designated. The persons and telephone numbers for call-backs may be changed only in writing actually received and acknowledged by the Collateral Agent and the Securities Intermediary.

It is understood that the Collateral Agent and the Securities Intermediary in any funds transfer may rely solely upon any account numbers or similar identifying number provided by the Company to identify (i) the beneficiary, (ii) the beneficiary’s bank, or (iii) an intermediary bank. The Collateral Agent and the Securities Intermediary may apply any of the deposited funds for any payment order it executes using any such identifying number, even where its use may result in a person other than the beneficiary being paid, or the transfer of funds to a bank other than the beneficiary’s bank, or an intermediary bank, designated by the Company.

Section 9.4.            Certain Rights.

(a)    Whenever in the administration of the provisions of this Agreement the Collateral Agent or the Securities Intermediary shall deem it necessary or desirable that a matter be proved or established prior to taking or suffering any action to be taken hereunder, such matter (unless other evidence in respect thereof be herein specifically prescribed) may, in the absence of gross negligence or bad faith on the part of the Collateral Agent or the Securities Intermediary, be deemed to be conclusively proved and established by a certificate signed by one of the Company’s officers, and delivered to the Collateral Agent or the Securities Intermediary and such certificate, in the absence of gross negligence or bad faith on the part of the Collateral Agent or the Securities Intermediary, shall be full warrant to the Collateral Agent or the Securities Intermediary for any action taken, suffered or omitted by it under the provisions of this Agreement upon the faith thereof.

(b)    The Collateral Agent or the Securities Intermediary shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, entitlement order, approval or other paper or document.

Section 9.5.            Merger, Conversion, Consolidation or Succession to Business.

Any corporation into which the Collateral Agent or the Securities Intermediary may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Collateral Agent or the Securities Intermediary shall be a party, or any corporation succeeding to all or substantially all of the corporate trust business of the Collateral Agent or the Securities Intermediary shall be the successor of the Collateral Agent or the Securities Intermediary hereunder without the execution or filing of any paper with any party hereto or any further act on the part of any of the parties hereto except where an instrument of transfer or assignment is required by law to effect such succession, anything herein to the contrary notwithstanding.

Section 9.6.            Rights in Other Capacities.

The Collateral Agent and the Securities Intermediary and their affiliates may (without having to account therefore to the Company) accept deposits from, lend money to, make their investments in and generally engage in any kind of banking, trust or other business with the Stock Purchase Contract Agent, any other Person interested herein and any Holder of MCAPS (and any of their respective subsidiaries or affiliates) as if it were not acting as the Collateral Agent or the Securities Intermediary, as the case may be, and the Collateral Agent, the Securities Intermediary and their affiliates may accept fees and other consideration from the Stock Purchase Contract Agent and any Holder of MCAPS without having to account for the same to the Company; provided that each of the Securities Intermediary and the Collateral Agent covenants and agrees with the Company that it shall not accept, receive or permit there to be created in favor of itself and shall take no affirmative action to permit there to be created in favor of any other Person, any security interest, lien or other encumbrance of any kind in or upon the Collateral other than the lien created by the Pledge.

Section 9.7.            Non-reliance on Collateral Agent and Securities Intermediary.

None of the Securities Intermediary or the Collateral Agent shall be required to keep itself informed as to the performance or observance by the Stock Purchase Contract Agent or any Holder of MCAPS of this Agreement, the Stock Purchase Contract Agreement, the MCAPS or any other document referred to or provided for herein or therein or to inspect the properties or books of the Stock Purchase Contract Agent or any Holder of MCAPS. None of the Collateral Agent or the Securities Intermediary shall have any duty or responsibility to provide the Company with any credit or other information concerning the affairs, financial condition or business of the Stock Purchase Contract Agent or any Holder of MCAPS (or any of their respective affiliates) that may come into the possession of the Collateral Agent or the Securities Intermediary or any of their respective affiliates.

Section 9.8.            Compensation and Indemnity.

The Company agrees to:

(a)    pay the Collateral Agent and the Securities Intermediary from time to time such compensation as shall be agreed in writing between the Company and the Collateral Agent or the Securities Intermediary, as the case may be, for all services rendered by them hereunder;

(b)    indemnify and hold harmless the Collateral Agent the Securities Intermediary and each of their respective directors, officers, agents and employees (collectively, the “Indemnitees”), from and against any and all claims, liabilities, losses, damages, fines, penalties and expenses (including reasonable fees and expenses of counsel) and taxes (other than those based upon, determined by or measured by the income of the Collateral Agent and Securities Intermediary) (collectively, “Losses” and individually, a

“Loss”) that may be imposed on, incurred by, or asserted against, the Indemnitees or any of them for following any instructions or other directions upon which either the Collateral Agent or the Securities Intermediary is entitled to rely pursuant to the terms of this Agreement, provided that the Collateral Agent or the Securities Intermediary has not acted with gross negligence or engaged in willful misconduct or bad faith with respect to the specific Loss against which indemnifications sought; and

(c)    in addition to and not in limitation of paragraph (b) immediately above, indemnify and hold the Indemnitees and each of them harmless from and against any and all Losses that may be imposed on, incurred by or asserted against, the Indemnitees or any of them in connection with or arising out of the Collateral Agent’s or the Securities Intermediary’s acceptance or performance of its powers and duties under this Agreement, provided that the Collateral Agent or the Securities Intermediary has not acted with gross negligence or engaged in willful misconduct or bad faith with respect to the specific Loss against which indemnification is sought.

The provisions of this Section and Section 11.7 shall survive the resignation or removal of the Collateral Agent or Securities Intermediary and the termination of this Agreement.

Section 9.9.            Failure to Act.

In the event of any ambiguity in the provisions of this Agreement or any dispute between or conflicting claims by or among the parties hereto or any other Person with respect to any funds or property deposited hereunder, then at its sole option, each of the Collateral Agent and the Securities Intermediary shall be entitled, after prompt notice to the Company and the Stock Purchase Contract Agent, to refuse to comply with any and all claims, demands or instructions with respect to such property or funds so long as such dispute or conflict shall continue, and the Collateral Agent and the Securities Intermediary shall not be or become liable in any way to any of the parties hereto for its failure or refusal to comply with such conflicting claims, demands or instructions. The Collateral Agent and the Securities Intermediary shall be entitled to refuse to act until either:

(a)    such conflicting or adverse claims or demands shall have been finally determined by a court of competent jurisdiction or settled by agreement between the conflicting parties as evidenced in a writing satisfactory to the Collateral Agent or the Securities Intermediary; or

(b)    the Collateral Agent or the Securities Intermediary shall have received security or an indemnity satisfactory to it sufficient to save it harmless from and against any and all loss, liability or reasonable out-of-pocket expense which it may incur by reason of its acting.

The Collateral Agent and the Securities Intermediary may in addition elect to commence an interpleaded action or seek other judicial relief or orders as the Collateral Agent or the Securities Intermediary may deem necessary. Notwithstanding anything contained herein to the contrary, none of the Collateral Agent or the Securities Intermediary shall be required to take any action that is in its opinion contrary to law or to the terms of this Agreement, or which would in its opinion subject it or any of its officers, employees or directors to liability.

Section 9.10.          Resignation of Collateral Agent and Securities Intermediary.

Subject to the appointment and acceptance of a successor Collateral Agent or Securities Intermediary as provided below:

(i)    the Collateral Agent and the Securities Intermediary may resign at any time by giving notice thereof to the Company and the Stock Purchase Contract Agent as attorney-in-fact for the Holders of MCAPS;

(ii)    the Collateral Agent and the Securities Intermediary may be removed at any time by the Company; and

(iii)    if the Collateral Agent or the Securities Intermediary fails to perform any of its material obligations hereunder in any material respect for a period of not less than 20 days after receiving written notice of such failure by the Stock Purchase Contract Agent and such failure shall be continuing, the Collateral Agent and the Securities Intermediary may be removed by the Stock Purchase Contract Agent, acting at the direction of the Holders of MCAPS.

provided that any Person at any time acting as Collateral Agent or Securities Intermediary may not resign or be removed in any one of those capacities without the consent of each party to this Collateral Agreement unless it resigns or is removed in all such capacities in which it is then acting.

The Stock Purchase Contract Agent shall promptly notify the Company of any removal of the Collateral Agent or the Securities Intermediary pursuant to clause (iii) of this Section 9.10. Upon any such resignation or removal, the Company shall have the right to appoint a successor Collateral Agent or Securities Intermediary, as the case maybe, which shall not be an Affiliate of the Stock Purchase Contract Agent. If no successor Collateral Agent or Securities Intermediary shall have been so appointed and shall have accepted such appointment within 30 days after the retiring Collateral Agent’s or Securities Intermediary’s giving of notice of resignation or the Company’s or the Stock Purchase Contract Agent’s giving notice of such removal, then the retiring or removed Collateral Agent or Securities Intermediary may petition any court of competent jurisdiction, at the expense of the Company, for the appointment of a successor Collateral Agent or Securities Intermediary. The Collateral Agent and the Securities Intermediary shall each be a bank or a national banking association which has an office (or an agency office) in New York City with a combined capital and surplus of at least $50,000,000. Upon the acceptance of any appointment as Collateral Agent or Securities Intermediary hereunder by a successor Collateral Agent or Securities Intermediary, as the case may be, such successor Collateral Agent or Securities Intermediary, as the case may be, shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Collateral Agent or Securities Intermediary, as the case may be, and the retiring Collateral Agent or Securities Intermediary, as the case may be, shall take all appropriate action, subject to payment of any amounts then due and payable to it hereunder, to transfer any money and property held by it hereunder (including the Collateral) to such successor. The retiring Collateral Agent or Securities Intermediary shall, upon such succession, be discharged from its duties and obligations as Collateral Agent or Securities Intermediary hereunder. After any retiring Collateral Agent’s or Securities Intermediary’s resignation hereunder as Collateral Agent or Securities Intermediary, the provisions of this Article IX shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as the Collateral Agent or Securities Intermediary. Any resignation or removal of the Collateral Agent or Securities Intermediary hereunder, at a time when such Person is acting as the Collateral Agent or Securities Intermediary, shall be deemed for all purposes of this Agreement as the simultaneous resignation or removal of the Collateral Agent or Securities Intermediary, as the case may be.

Section 9.11.          Right to Appoint Agent or Advisor.

The Collateral Agent shall have the right to appoint agents or advisors in connection with any of its duties hereunder, and the Collateral Agent shall not be liable for any action taken or omitted by, or in reliance upon the advice of, such agents or advisors selected in good faith. The appointment of agents pursuant to this Section 9.11 shall be subject to prior written consent of the Company, which consent shall not be unreasonably withheld.

Section 9.12.          Survival.

The provisions of this Article IX shall survive termination of this Agreement and the resignation or removal of the Collateral Agent or the Securities Intermediary.

Section 9.13.          Exculpation.

Anything contained in this Agreement to the contrary notwithstanding, in no event shall the Collateral Agent or the Securities Intermediary or their officers, directors, employees or agents be liable under this Agreement to any third party for indirect, special, punitive, or consequential loss or damage of any kind whatsoever, including, but not limited to, lost profits, whether or not the likelihood of such loss or damage was known to the Collateral Agent or the Securities Intermediary, or any of them incurred without any act or deed that is found to be attributable to gross negligence or willful misconduct on the part of the Collateral Agent or the Securities Intermediary.

ARTICLE X

AMENDMENT

Section 10.1.          Amendment Without Consent of Holders.

Without the consent of any Holders, the Company, when duly authorized, the Collateral Agent, the Securities Intermediary and the Stock Purchase Contract Agent, at any time and from time to time, may amend this Agreement, in form satisfactory to the Company, the Collateral Agent, the Securities Intermediary and the Stock Purchase Contract Agent, to:

(a)    evidence the succession of another Person to the Company and the assumption by any such successor of the covenants of the Company;

(b)    evidence and provide for the acceptance of appointment hereunder by a successor Collateral Agent, Securities Intermediary or Stock Purchase Contract Agent;

(c)    add to the covenants of the Company for the benefit of the Holders, or surrender any right or power herein conferred upon the Company, provided that such covenants or such surrender do not adversely affect the validity, perfection or priority of the Pledge created hereunder;

(d)    cure any ambiguity (or formal defect), correct or supplement any provisions herein which may be inconsistent with another such provisions herein;

(e)    conform the terms of this Agreement to the terms set forth in the Prospectus dated May 8, 2007 of the Company and the Trust relating to the MCAPS; or

(f)    make any other provisions with respect to such matters or questions arising under this Agreement, provided that such action shall not adversely affect the interests of the Holders in any material respect.

Section 10.2.          Amendment with Consent of Holders.

With the consent of the Holders of not less than a majority of the Stock Purchase Contracts at the time outstanding, including without limitation the consent of the Holders obtained in connection with a tender or an exchange offer, by Act of such Holders delivered to the Company, the Stock Purchase Contract Agent, the Securities Intermediary and the Collateral Agent, as the case may be, the Company, when duly authorized by a Board Resolution, the Stock Purchase Contract Agent, the Securities Intermediary and the Collateral Agent may amend this Agreement for the purpose of modifying in any manner the provisions of this Agreement or the rights of the Holders in respect of the MCAPS; provided, however, that no such supplemental agreement shall, without the unanimous consent of the Holders of each Outstanding MCAPS adversely affected thereby in any material respect:

(a)    change the amount or type of Collateral underlying a MCAPS (except for the rights of holders of Normal MCAPS to substitute the Qualifying Treasury Securities for the Pledged Trust Preferred Securities or the rights of Holders of Treasury MCAPS to substitute Trust Preferred Securities, as applicable, for the Pledged Treasury Securities), impair the right of the Holder of any MCAPS to receive distributions on the underlying Collateral or otherwise adversely affect the Holder’s rights in or to such Collateral; or

(b)    otherwise effect any action that would require the consent of the Holder of each Outstanding MCAPS affected thereby pursuant to the Stock Purchase Contract Agreement if such action were effected by a modification or amendment of the provisions of the Stock Purchase Contract Agreement; or

(c)    reduce the percentage of Stock Purchase Contracts the consent of whose Holders is required for the modification or amendment of the provisions of this Agreement;

(d)    provided that if any amendment or proposal referred to above would adversely affect only the Normal MCAPS or only the Treasury MCAPS, then only the affected class of Holders as of the record date for the Holders entitled to vote thereon will be entitled to vote on such amendment or proposal, and such amendment or proposal shall not be effective except with the consent of Holders of not less than a majority of such class; provided further that the unanimous consent of the Holders of each outstanding Stock Purchase Contract of such class affected thereby shall be required to approve any amendment or proposal specified in clauses (a) through (c) above.

It shall not be necessary for any Act of Holders under this Section to approve the particular form of any proposed amendment, but it shall be sufficient if such Act shall approve the substance thereof.

Section 10.3.          Execution of Amendments.

In executing any amendment permitted by this Article, the Collateral Agent, the Securities Intermediary and the Stock Purchase Contract Agent shall be entitled to receive and (subject to Section 7.1 of the Stock Purchase Contract Agreement with respect to the Stock Purchase Contract Agent) shall be fully authorized and protected in relying upon, an Opinion of Counsel and an officers’ certificate stating that the execution of such amendment is authorized or permitted by this Agreement and that all conditions precedent, if any, to the execution and delivery of such amendment have been satisfied. The Collateral Agent, Securities Intermediary and Stock Purchase Contract Agent may, but shall not be obligated to, enter into any such amendment which affects their own respective rights, duties or immunities under this Agreement or otherwise.

Section 10.4.          Effect of Amendments.

Upon the execution of any amendment under this Article, this Agreement shall be modified in accordance therewith, and such amendment shall form a part of this Agreement for all purposes; and every Holder of Certificates theretofore or thereafter authenticated, executed on behalf of the Holders and delivered under the Stock Purchase Contract Agreement shall be bound thereby.

Section 10.5.          Reference of Amendments.

Certificates authenticated, executed on behalf of the Holders and delivered after the execution of any amendment pursuant to this Section may, and shall if required by the Collateral Agent or the Stock Purchase Contract Agent, bear a notation in form approved by the Stock Purchase Contract Agent and the Collateral Agent as to any matter provided for in such amendment. If the Company shall so determine, new Certificates so modified as to conform, in the opinion of the Collateral Agent, the Stock Purchase Contract Agent and the Company, to any such amendment may be prepared and executed by the Company and authenticated, executed on behalf of the Holders and delivered by the Stock Purchase Contract Agent in accordance with the Stock Purchase Contract Agreement in exchange for Certificates representing Outstanding MCAPS.

ARTICLE XI

MISCELLANEOUS

Section 11.1.          No Waiver.

No failure on the part of the Company, the Collateral Agent, the Securities Intermediary or any of their respective agents to exercise, and no course of dealing with respect to, and no delay in exercising, any right, power or remedy hereunder shall operates a waiver thereof; nor shall any single or partial exercise by the Company, the Collateral Agent, the Securities Intermediary or any of their respective agents of any right, power or remedy hereunder preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The remedies herein are cumulative and are not exclusive of any remedies provided by law.

Section 11.2.          Governing Law; Submission to Jurisdiction.

This agreement shall be governed by, and construed in accordance with, the laws of the State of New York. The Company, the Collateral Agent, the Securities Intermediary and the Holders from time to time of the Trust Preferred Securities, acting through the Stock Purchase Contract Agent as their attorney-in-fact, hereby submit to the nonexclusive jurisdiction of the United States District Court for the Southern District of New York and of any New York state court sitting in New York City for the purposes of all legal proceedings arising out of or relating to this Agreement or the transactions contemplated hereby. The Company, the Collateral Agent, the Securities Intermediary and the Holders from time to time of the Trust Preferred Securities, acting through the Stock Purchase Contract Agent as their attorney-in-fact, irrevocably waive, to the fullest extent permitted by applicable law, any objection that they may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum.

Section 11.3.          Notices.

All notices, requests, consents and other communications provided for herein (including, without limitation, any modifications of, or waivers or consents under, this Agreement) shall be give nor made in writing (including, without limitation, by telecopy) delivered to the intended recipient at the “Address For Notices” specified below its name on the signature pages hereof or, as to any party, at such other address as shall be designated by such party in a notice to the other parties. Except as otherwise provided in this Agreement, all such communications shall be deemed to have been duly given when transmitted by telecopy or personally delivered or, in the case of a mailed notice, upon receipt, in each case given or addressed as aforesaid.

Section 11.4.          Successors and Assigns.

This Agreement shall be binding upon and inure to the benefit of the respective successors and assigns of the Company, the Collateral Agent, the Securities Intermediary and the Stock Purchase Contract Agent, and the Holders from time to time of the MCAPS, by their acceptance of the same, shall be deemed to have agreed to be bound by the provisions hereof and to have ratified the agreements of, and the grant of the Pledge hereunder by, the Stock Purchase Contract Agent.

Section 11.5.          Counterparts.

This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument, and any of the parties hereto may execute this Agreement by signing any such counterpart.

Section 11.6.          Severability.

If any provision hereof is invalid and unenforceable in any jurisdiction, then, to the fullest extent permitted by law, (i) the other provisions hereof shall remain in full force and effect in such jurisdiction and shall be liberally construed in order to carry out the intentions of the parties hereto as nearly as may be possible and (ii) the invalidity or unenforceability of any provision hereof in any jurisdiction shall not affect the validity or enforceability of such provision in any other jurisdiction.

Section 11.7.          Expenses, Etc.

The Company agrees to reimburse the Collateral Agent and the Securities Intermediary for:

(a)    all reasonable costs and expenses of the Collateral Agent and the Securities Intermediary (including, without limitation, the reasonable fees and expenses of counsel to the Collateral Agent and the Securities Intermediary), in connection with (i) the negotiation, preparation, execution and delivery or performance of this Agreement and (ii) any modification, supplement or waiver of any of the terms of this Agreement;

(b)    all reasonable costs and expenses of the Collateral Agent and the Securities Intermediary (including, without limitation, reasonable fees and expenses of counsel) in connection with (i) any enforcement or proceedings resulting or incurred in connection with causing any Holder of MCAPS to satisfy its obligations under the Stock Purchase Contracts forming a part of the MCAPS and (ii) the enforcement of this Section 11.7;

(c)    all transfer, stamp, documentary or other similar taxes, assessments or charges levied by any governmental or revenue authority in respect of this Agreement or any other document referred to herein and all costs, expenses, taxes, assessments and other charges incurred in connection with any filing, registration, recording or perfection of any security interest contemplated hereby;

(d)    all reasonable fees and expenses of any agent or advisor appointed by the Collateral Agent and consented to by the Company under Section 9.11 of this Agreement; and

(e)    any other out-of-pocket costs and expenses reasonably incurred by the Collateral Agent and the Securities Intermediary in connection with the performance of their duties hereunder.

Section 11.8.          Security Interest Absolute.

All rights of the Collateral Agent and security interests hereunder, and all obligations of the Holders from time to time hereunder, shall be absolute and unconditional irrespective of:

(a)    any lack of validity or enforceability of any provision of the Stock Purchase Contracts or the MCAPS or any other agreement or instrument relating thereto;

(b)    any change in the time, manner or place of payment of, or any other term of, or any increase in the amount of, all or any of the obligations of Holders of the MCAPS under the related Stock Purchase

Contracts, or any other amendment or waiver of any term of, or any consent to any departure from any requirement of, the Stock Purchase Contract Agreement or any Stock Purchase Contract or any other agreement or instrument relating thereto; or

(c)    any other circumstance which might otherwise constitute a defense available to, or discharge of, a borrower, a guarantor or a pledgor.

Section 11.9.          Notice of Termination Event.

Upon the occurrence of a Termination Event, the Company shall deliver written notice to the Stock Purchase Contract Agent, the Collateral Agent and the Securities Intermediary. Upon the written request of the Collateral Agent or the Securities Intermediary, the Company shall inform such party whether or not a Termination Event has occurred.

Section 11.10.        Incorporation by Reference

In connection with its execution and performance hereunder the Stock Purchase Contract Agent is entitled to all rights, privileges, protections, immunities, benefits and indemnities provided to it under the Stock Purchase Contract Agreement.

[SIGNATURES ON THE FOLLOWING PAGE]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

LEHMAN BROTHERS HOLDINGS INC.		U.S. BANK NATIONAL ASSOCIATION, as Stock Purchase Contract Agent and as attorney-in-fact of the Holders from time to time of the MCAPS

By:	/s/ BARRETT S. DIPAOLO	By:	/s/ EARL DENNISON
Name:		Name:
Title:		Title:

Address for Notices:		Address for Notices:

Lehman Brothers Holdings Inc. 745 Seventh Avenue New York, New York 10019 Facsimile: (646) 834-2658 Attention: Lee Goldblatt		U.S. Bank National Association One Federal Street, 3rd Floor Boston, MA 02110 Attn: Corporate Trust Services Fax: 617-603-6667

THE BANK OF NEW YORK, as Collateral Agent and Securities Intermediary

By:	/s/ MARIA TOKARZ
Name:
Title:

Address for Notices:
Attn: MBS Group 101 Barclay Street, Floor 4 West New York, NY 10286 Fax: 212-815-3910

EXHIBIT A

INSTRUCTION
FROM STOCK PURCHASE CONTRACT AGENT
TO COLLATERAL AGENT
(Creation of Treasury MCAPS)

The Bank of New York

Attn.: MBS Group

101 Barclay Street, Floor 4 West

New York, NY 10286

Re:        Normal MCAPS of Lehman Brothers Holdings Inc. (the “COMPANY”)

The Securities Account of The Bank of New York, as Collateral Agent, maintained by the Securities Intermediary and designated “The Bank of New York, as Collateral Agent of Lehman Brothers Holdings Inc., as pledgee of U.S. Bank National Association, as the Stock Purchase Contract Agent on behalf of and as attorney-in-fact for the Holders” (the “COLLATERAL ACCOUNT”)

Please refer to the Collateral Agreement, dated as of May 17, 2007 (the “COLLATERAL AGREEMENT”), among the Company, you, as Collateral Agent and as Securities Intermediary and the undersigned, as Stock Purchase Contract Agent and as attorney-in-fact for the holders of Normal MCAPS from time to time. Capitalized terms used herein but not defined shall have the meaning set forth in the Collateral Agreement.

We hereby notify you in accordance with Section 5.2 of the Collateral Agreement that the holder of securities named below (the “HOLDER”) has elected to substitute $                 Value of Qualifying Treasury Securities or Security Entitlements with respect thereto in exchange for an equal Value of Pledged Trust Preferred Securities relating to Normal MCAPS and has delivered to the undersigned a notice stating that the Holder has Transferred such Qualifying Treasury Securities or Security Entitlements with respect thereto to the Securities Intermediary, for credit to the Collateral Account.

We hereby request that you instruct the Securities Intermediary, upon confirmation that such Qualifying Treasury Securities or Security Entitlements thereto have been credited to the Collateral Account, to release to the undersigned an equal Value of Pledged Trust Preferred Securities in accordance with Section 5.2 of the Collateral Agreement.

A-1

Date:

U.S. BANK NATIONAL ASSOCIATION, as Stock
Purchase Contract Agent and as attorney-in-fact of the
Holders from time to time of the MCAPS

By:
Name:
Title:

Please print name and address of Holder electing to substitute Qualifying Treasury Securities or Security Entitlements with respect thereto for the Pledged Trust Preferred Securities:

Name	Social Security or other Taxpayer Identification Number, if any

Address

A-2

EXHIBIT B

INSTRUCTION
FROM COLLATERAL AGENT
TO SECURITIES INTERMEDIARY
(Creation of Treasury MCAPS)

The Bank of New York

as Securities Intermediary

Attn.: MBS Group

101 Barclay Street, Floor 4 West

New York, NY 10286

Re:              Normal MCAPS of Lehman Brothers Holdings Inc. (the “COMPANY”)

The Securities Account of The Bank of New York, as Collateral Agent, maintained by the Securities Intermediary and designated “The Bank of New York, as Collateral Agent of Lehman Brothers Holdings Inc., as pledgee of U.S. Bank National Association, as the Stock Purchase Contract Agent on behalf of and as attorney-in-fact for the Holders” (the “COLLATERAL ACCOUNT”)

Please refer to the Collateral Agreement, dated as of May 17, 2007 (the “COLLATERAL AGREEMENT”), among the Company, you, as Collateral Agent and as Securities Intermediary and U.S. Bank National Association, as Stock Purchase Contract Agent and as attorney-in-fact for the holders of Normal MCAPS from time to time. Capitalized terms used herein but not defined shall have the meanings set forth in the Collateral Agreement.

When you have confirmed that $                Value of Qualifying Treasury Securities or Security Entitlements thereto has been credited to the Collateral Account by or for the benefit of                 , as Holder of Normal MCAPS (the “HOLDER”), you are hereby instructed to release from the Collateral Account an equal Value of Pledged Trust Preferred Securities or Security Entitlements with respect thereto relating to Normal MCAPS of the Holder by Transfer to the Stock Purchase Contract Agent.

Dated:

The Bank of New York, as Collateral Agent

By:
Name:
Title:

Please print name and address of Holder:

Name	Social Security or other Taxpayer
Identification Number, if any

Address

B-1

EXHIBIT C

INSTRUCTION
FROM STOCK PURCHASE CONTRACT AGENT
TO COLLATERAL AGENT
(Recreation of Normal MCAPS)

The Bank of New York

The Collateral Agent

Attn.: MBS Group

101 Barclay Street, Floor 4 West

New York, NY 10286

Re:              Treasury MCAPS of Lehman Brothers Holdings Inc. (the “COMPANY”)

The Securities Account of The Bank of New York, as Collateral Agent, maintained by the Securities Intermediary and designated “The Bank of New York, as Collateral Agent of Lehman Brothers Holdings Inc., as pledgee of U.S. Bank National Association, as the Stock Purchase Contract Agent on behalf of and as attorney-in-fact for the Holders” (the “COLLATERAL ACCOUNT”)

Please refer to the Collateral Agreement dated as of May 17, 2007 (the “COLLATERAL AGREEMENT”), among the Company, you, as Collateral Agent and as Securities Intermediary and the undersigned, as Stock Purchase Contract Agent and as attorney-in-fact for the holders of Treasury MCAPS from time to time. Capitalized terms used herein but not defined shall have the meaning set forth in the Collateral Agreement.

We hereby notify you in accordance with Section 5.3 of the Collateral Agreement that the holder of securities named below (the “HOLDER”) has elected to substitute $               Value of Trust Preferred Securities or Security Entitlements with respect thereto in exchange for $                 an equal Value of Pledged Treasury Securities with respect to                Treasury MCAPS and has delivered to the undersigned a notice stating that the holder has Transferred such Trust Preferred Securities or Security Entitlements with respect thereto to the Securities Intermediary, for credit to the Collateral Account.

We hereby request that you instruct the Securities Intermediary, upon confirmation that such Trust Preferred Securities or Security Entitlements with respect thereto have been credited to the Collateral Account, to release to the undersigned $               an equal Value of Qualifying Treasury Securities in accordance with Section 5.3 of the Collateral Agreement.

C-1

Dated:

U.S. Bank National Association, as
Stock Purchase Contract Agent

By:
Name:
Title:

Please print name and address of Holder electing to substitute Trust Preferred Securities or Security Entitlements with respect thereto for Pledged Treasury Securities:

Name	Social Security or other Taxpayer
Identification Number, if any

Address

C-2

EXHIBIT D

INSTRUCTION

FROM COLLATERAL AGENT

TO SECURITIES INTERMEDIARY

(Recreation of Normal MCAPS)

The Bank of New York

as Securities Intermediary

Attn.: MBS Group

101 Barclay Street, Floor 4 West

New York, NY 10286

Re: {      } Treasury MCAPS of Lehman Brothers Holdings Inc. (the “COMPANY”)

The Securities Account of The Bank of New York, as Collateral Agent, maintained by the Securities Intermediary and designated “The Bank of New York, as Collateral Agent of Lehman Brothers Holdings Inc., as pledgee of U.S. Bank National Association, as the Stock Purchase Contract Agent on behalf of and as attorney-in-fact for the Holders” (the “COLLATERAL ACCOUNT”)

Please refer to the Collateral Agreement dated as of May 17, 2007 (the “COLLATERAL AGREEMENT”), among the Company, you, as Securities Intermediary and Collateral Agent and U.S. Bank National Association, as Stock Purchase Contract Agent and as attorney-in-fact for the holders of Treasury MCAPS from time to time. Capitalized terms used herein but not defined shall have the meanings set forth in the Collateral Agreement.

When you have confirmed that $                 Value of Trust Preferred Securities or Security Entitlements with respect thereto has been credited to the Collateral Account by or for the benefit of                      , as Holder of Treasury MCAPS (the “HOLDER”), you are hereby instructed to release from the Collateral Account an equal Value of Qualifying Treasury Securities or Security Entitlements with respect thereto relating to Treasury MCAPS of the Holder by Transfer to the Stock Purchase Contract Agent.

D-1

Dated:

The Bank of New York, as
Collateral Agent

By:
Name:
Title:

Please print name and address of Holder:

Name	Social Security or other Taxpayer
Identification Number, if any

Address

D-2

EXHIBIT E

NOTICE OF SETTLEMENT WITH TREASURY SECURITIES FROM COLLATERAL
AGENT TO STOCK PURCHASE CONTRACT AGENT

U.S. Bank National Association

The Stock Purchase Contract Agent

One Federal Street, 3rd Floor

Boston, MA 02110
Attention:  Corporate Trust Services
Facsimile:  617-603-6667

Re:              Normal MCAPS of Lehman Brothers Holdings Inc. (the “COMPANY”)

Treasury MCAPS of the Company

Please refer to the Collateral Agreement dated as of May 17, 2007 (the “COLLATERAL AGREEMENT”), by and among you, the Company, and the undersigned, as Collateral Agent and Securities Intermediary. Unless otherwise defined herein, terms defined in the Collateral Agreement are used herein as defined therein.

In accordance with Section 5.6(c) of the Collateral Agreement, we hereby notify you that as of 5:00 p.m. (New York City time) on the ninth Business Day immediately preceding {    } (the “REMARKETING SETTLEMENT DATE”), we have received (i) a principal amount of $            of Qualifying Treasury Securities equal to the Purchase Price due to the Company on the Stock Purchase Date with respect to             Normal MCAPS, and (ii) based on the principal amount of the Qualifying Treasury Securities received set forth in clause (i) above, an aggregate liquidation amount of $            of Pledged Trust Preferred Securities are to be tendered for purchase in the Remarketing.

Dated:

The Bank of New York, as
Collateral Agent

By:
Name:
Title:

E-1

EXHIBIT F

INSTRUCTION TO COLLATERAL AGENT REGARDING
REMARKETING

The Bank of New York

The Collateral Agent and Securities Intermediary

Attn.: MBS Group

101 Barclay Street, Floor 4 West

New York, NY 10286

Re: Trust Preferred Securities of Lehman Brothers Holdings Capital Trust VII

The undersigned hereby notifies you in accordance with Section 5.7(c) of the Collateral Agreement, dated as of May 17, 2007 (the “COLLATERAL AGREEMENT”), among Lehman Brothers Holdings Inc. (the “Company”), you, as Collateral Agent and Securities Intermediary and U.S. Bank National Association, as the Stock Purchase Contract Agent and as attorney-in-fact for the holders of Normal MCAPS from time to time, that the undersigned elects to deliver $                 aggregate liquidation amount of Separate Trust Preferred Securities for delivery to the Remarketing Agent on or prior to 5:00 p.m. (New York City time) on the ninth Business Day immediately preceding the Remarketing Settlement Date for remarketing pursuant to Section 5.7(c) of the Collateral Agreement. The undersigned will, upon request of the Remarketing Agent, execute and deliver any additional documents deemed by the Remarketing Agent or by the Company to be necessary or desirable to complete the sale, assignment and transfer of the Separate Trust Preferred Securities tendered hereby. Capitalized terms used herein but not defined shall have the meaning set forth in the Collateral Agreement.

The undersigned hereby instructs you, upon receipt of the Proceeds of such remarketing from the Remarketing Agent, to deliver such Proceeds to the undersigned in accordance with the instructions indicated herein under “A. Payment Instructions.” The undersigned hereby instructs you, in the event of a Failed Remarketing, upon receipt of the Separate Trust Preferred Securities tendered herewith from the Remarketing Agent, to deliver such Separate Trust Preferred Securities to the person(s) and the address(es) indicated herein under “B. Delivery Instructions.”

With this notice, the undersigned hereby (i) represents and warrants that the undersigned has full power and authority to tender, sell, assign and transfer the Separate Trust Preferred Securities tendered hereby and that the undersigned is the record owner of any Trust Preferred Securities tendered herewith in physical form or a participant in The Depository Trust Company (“DTC”) and the beneficial owner of any Trust Preferred Securities tendered herewith by book-entry transfer to your account at DTC, (ii) agrees to be bound by the terms and conditions of Section 5.7(c) of the Collateral Agreement and (iii) acknowledges and agrees that after 5:00 p.m. (New York City time) on the ninth Business Day immediately preceding the Remarketing Settlement Date, such election shall become an irrevocable election to have such Separate Trust Preferred Securities remarketed in the Remarketing. In the case of a Failed Remarketing, such Separate Trust Preferred Securities shall be returned to the undersigned.

Dated:

By:
Name:
Title:

Name	Social Security or other Taxpayer
Identification Number, if any

Address

A.            PAYMENT INSTRUCTIONS

Proceeds of the remarketing should be paid by check in the name of the person(s) set forth below and mailed to the address set forth below.

Name (s)

(Please Print)

Address

(Please Print)

(Zip Code)

(Taxpayer Identification or Social Security Number)

B.            DELIVERY INSTRUCTIONS

In the event of a Failed Remarketing, Trust Preferred Securities that are in physical form should be delivered to the person(s) set forth below and mailed to the address set forth below.

Name (s)
(Please Print)
Address
(Please Print)	(Zip Code)

(Tax Identification or Social Security Number)

In the event of a Failed Remarketing, Trust Preferred Securities that are in book-entry form should be credited to the account at The Depository Trust Company set forth below.

DTC Account Number

Name of Account Party:

EXHIBIT G

INSTRUCTION TO COLLATERAL AGENT REGARDING
WITHDRAWAL FROM REMARKETING

The Bank of New York

The Collateral Agent

Attn.: MBS Group

101 Barclay Street, Floor 4 West

New York, NY 10286

Re: Trust Preferred Securities of Lehman Brothers Holdings Capital Trust VII

The undersigned hereby notifies you in accordance with Section 5.7(c) of the Collateral Agreement, dated as of May 17, 2007 (the “COLLATERAL AGREEMENT”), among Lehman Brothers Holdings Inc. and you, as Collateral Agent and Securities Intermediary, and U.S. Bank National Association, as Stock Purchase Contract Agent and as attorney-in-fact for the holders of Normal MCAPS from time to time, that the undersigned elects to withdraw the $                   aggregate liquidation amount of Separate Trust Preferred Securities delivered to the Collateral Agent on                     for remarketing pursuant to Section 5.7(c) of the Collateral Agreement. The undersigned hereby instructs you to return such Trust Preferred Securities to the undersigned in accordance with the undersigned’s instructions. With this notice, the Undersigned hereby agrees to be bound by the terms and conditions of Section 5.7(c) of the Collateral Agreement. Capitalized terms used herein but not defined shall have the meaning set forth in the Collateral Agreement.

Dated:

By:
Name:
Title:

Signature Guarantee:

Name	Social Security or other Taxpayer
Identification Number, if any

Address

G-1

EXHIBIT H

NOTICE OF OCCURRENCE OF TERMINATION EVENT

The Bank of New York

The Collateral Agent and Securities Intermediary

Attn.: MBS Group

101 Barclay Street, Floor 4 West

New York, NY 10286

Re:              Lehman Brothers Holdings Inc. (the “COMPANY”)

Please refer to the Collateral Agreement dated as of May 17, 2007 (the “COLLATERAL AGREEMENT”), by and among you, the Company, and the undersigned, as Collateral Agent and Securities Intermediary. Unless otherwise defined herein, terms defined in the Collateral Agreement are used herein as defined therein.

In accordance with Section 5.4(c) of the Collateral Agreement, we hereby notify you that a Termination Event has occurred.

Dated:

{Lehman Brothers Holdings Inc.}{U.S. Bank National Association}

By:
Name:
Title:

H-1

Schedule I

Reference Dealers

Schedule II

Contact Persons for Confirmation

Name	Phone Number